                                                                    EXHIBIT 11.1



            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                   JUNE 30,                      JUNE 30,
                                                         -----------------------------  ----------------------------
                                                             1999           1998            1999          1998
                                                         -------------- --------------  ------------- --------------
         BASIC EPS:
         Net income                                              $0.28          $0.15          $0.48          $0.60
                                                         ============== ==============  ============= ==============

         DILUTED EPS:
         Net income                                              $0.27          $0.15          $0.47          $0.59
                                                         ============== ==============  ============= ==============

                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                   JUNE 30,                      JUNE 30,
                                                         -----------------------------  ----------------------------
                                                             1999           1998            1999          1998
                                                         -------------- --------------  ------------- --------------
         Income available to common stockholders                $1,153           $711         $1,990         $2,817
                                                         ============== ==============  ============= ==============

         Weighted average number of common
             shares used in Basic EPS                        4,167,021      4,661,234      4,168,426      4,660,383
         Effect of dilutive stock options                       89,777        131,818         93,527        127,314
                                                         -------------- --------------  ------------- --------------


         Weighted number of common shares
             and dilutive potential common stock
             used in Diluted EPS                             4,256,798      4,793,052      4,261,953      4,787,697
                                                         ============== ==============  ============= ==============

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